                        Consumer Portfolio Services, Inc.
                    Statement Regarding Computation of Ratios
                                   Exhibit 12

                                                          Nine Month
                                          Year Ended   Transition Period
                                         December 31   Ended December 31,                   Year Ended March 31,
                                         -----------   ------------------ ----------------------------------------------------------
                                            1996             1995             1995            1994           1993           1992
                                            ----             ----             ----            ----           ----           ----
Income (loss) before taxes               $ 23,692,396     $ 12,657,308    $ 11,146,562  $  (1,288,043) $  (1,502,272) $  (2,526,473)

Interest component of rent expense            154,531           99,861         115,710        118,358        148,361        114,466

Interest(1)                                 5,780,529        2,724,403       3,407,598        446,402         25,609         46,943
                                         ------------     ------------    ------------  -------------  -------------  -------------

Income (loss) before taxes and
fixed charges                              29,627,456       15,481,572      14,669,870       (723,283)    (1,328,302)    (2,365,064)
                                         ------------     ------------    ------------  -------------  -------------  -------------
                                         ------------     ------------    ------------  -------------  -------------  --------------

Fixed charges:

Interest component of rent expense            154,531           99,861         115,710        118,358        148,361        114,466

Interest                                    5,780,529        2,724,403       3,407,598        446,402         25,609         46,943
                                         ------------     ------------    ------------  -------------  -------------  -------------

Fixed Charges                               5,935,060        2,824,264       3,523,308        564,760        173,970        161,409
                                         ------------     ------------    ------------  -------------  -------------  -------------
                                         ------------     ------------    ------------  -------------  -------------  -------------

Ratio of income (loss) to fixed charges           5.0              5.5             4.2           (1.3)          (7.6)         (14.7)
                                         ------------     ------------    ------------  -------------  -------------  -------------
                                         ------------     ------------    ------------  -------------  -------------  -------------

Coverage deficiency                                -               -               -       (1,288,043)    (1,502,272)    (2,526,473)
                                         ------------     ------------    ------------  -------------  -------------  -------------
                                         ------------     ------------    ------------  -------------  -------------  -------------

(1)  Includes amortization of financing costs and discount on subordinated debt

                        Consumer Portfolio Services, Inc.
                    Statement Regarding Computation of Ratios
                                   Exhibit 12

                                         Pro Forma(2)     Nine Month
                                          Year Ended   Transition Period
                                         December 31   Ended December 31,                   Year Ended March 31,
                                         -----------   ------------------ ----------------------------------------------------------
                                            1996             1995             1995            1994           1993           1992
                                            ----             ----             ----            ----           ----           ----
Income (loss) before taxes               $ 21,777,396     $ 12,657,308    $ 11,146,562  $  (1,288,043) $  (1,502,272) $  (2,526,473)

Interest component of rent expense            154,531           99,861         115,710        118,358        148,361        114,466

Interest(1)                                 7,695,529        2,724,403       3,407,598        446,402         25,609         46,943
                                         ------------     ------------    ------------  -------------  -------------  -------------

Income (loss) before taxes and
fixed charges                              29,627,456       15,481,572      14,669,870       (723,283)    (1,328,302)    (2,365,064)
                                         ------------     ------------    ------------  -------------  -------------  -------------
                                         ------------     ------------    ------------  -------------  -------------  -------------

Fixed charges:

Interest component of rent expense            154,531           99,861         115,710        118,358        148,361        114,466

Interest                                    7,695,529        2,724,403       3,407,598        446,402         25,609         46,943
                                         ------------     ------------    ------------  -------------  -------------  -------------

Fixed Charges                               7,850,060        2,824,264       3,523,308        564,760        173,970        161,409
                                         ------------     ------------    ------------  -------------  -------------  -------------
                                         ------------     ------------    ------------  -------------  -------------  -------------

Ratio of income (loss) to fixed charges           3.8              5.5             4.2           (1.3)          (7.6)         (14.7)
                                         ------------     ------------    ------------  -------------  -------------  -------------
                                         ------------     ------------    ------------  -------------  -------------  -------------

Coverage deficiency                               -                -               -       (1,288,043)    (1,502,272)    (2,526,473)
                                         ------------     ------------    ------------  -------------  -------------  -------------
                                         ------------     ------------    ------------  -------------  -------------  -------------

(1) Includes amortization of financing costs and discount on outstanding subordinated debt.

(2) Adjusted to reflect (i) the conversion into 480,000 shares of Common
    Stock of an outstanding $3 million convertible subordinated note, which conversion was effected on January 17, 1997, and (ii) the sale of the Notes offered hereby with an estimated interest rate of 10.0% (assuming no exercise of the Underwriters' over-allotment option).